Exhibit (l)

[LETTERHEAD OF MILES & STOCKBRIDGE P.C.]

September 24, 2015

FS Investment Corporation IV

201 Rouse Boulevard

Philadelphia, Pennsylvania 19112

Ladies and Gentlemen:

We have acted as special Maryland counsel to FS Investment Corporation IV, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 250,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), on its Registration Statement on Form N-2 filed with the Securities and Exchange Commission (Registration Number 333-204239, together with all amendments thereto, the “Registration Statement”).

We have examined the Registration Statement and such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion the shares of Common Stock offered by the Company, when issued and sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

FS Investment Corporation IV

September 24, 2015

Very truly yours, Miles & Stockbridge P.C.

By:	/s/ J.W. Thompson Webb
Principal